Exhibit 10.40

EP ENERGY CORPORATION

2014 OMNIBUS INCENTIVE PLAN

Notice of Restricted Stock Grant

You (the “Grantee”) have been granted the following award of restricted Class A Common Stock of EP Energy Corporation (the “Company”), par value $0.01 per share (the “Shares”), pursuant to the EP Energy Corporation 2014 Omnibus Incentive Plan (the “Plan”):

Name of Grantee:
Number of Shares of Restricted Stock Granted:
Effective Date of Grant:
Restriction Period:

Subject to the terms of the Plan and the Restricted Stock Award Agreement attached hereto, the Restriction Period shall lapse, and the Shares shall vest and become free of the forfeiture and transfer restrictions contained in the Restricted Stock Award Agreement, as follows:

[insert vesting schedule]

By your electronic acceptance/signature, you agree and acknowledge that this Restricted Stock award is granted under and governed by the terms and conditions of the Plan and the attached Restricted Stock Award Agreement, which are incorporated herein by reference.

EP Energy Corporation

By:

Title:

EP ENERGY CORPORATION

2014 OMNIBUS INCENTIVE PLAN

Restricted Stock Award Agreement

SECTION 1.                         GRANT OF RESTRICTED STOCK

(a)                                 Restricted Stock.  On the terms and conditions set forth in the Notice of Restricted Stock Grant and this Restricted Stock Award Agreement (the “Agreement”), the Company grants to the Grantee on the Effective Date of Grant the Restricted Stock set forth in the Notice of Restricted Stock Grant.

(b)                                 Plan and Defined Terms.  The Restricted Stock is granted pursuant to the Plan.  All terms, provisions, and conditions applicable to the Restricted Stock set forth in the Plan and not set forth herein are hereby incorporated by reference herein.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.  All capitalized terms that are used in the Notice of Restricted Stock Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.

SECTION 2.                         FORFEITURE AND TRANSFER RESTRICTIONS

(a)                                 Termination of Employment or Service.  Except as set forth in the Plan or otherwise provided below, if the Grantee’s employment or service as a Director, as the case may be, is terminated for any reason, the Grantee shall, for no consideration, forfeit to the Company the Shares of Restricted Stock to the extent such Shares are subject to a Restriction Period at the time of such termination.

(i)                                    Involuntary Termination without Cause; Termination due to Disability.  Notwithstanding Section 2(a) above, if the Grantee’s employment or service as a Director, as the case may be, is involuntarily terminated by the Company without Cause or in the event of the Grantee’s termination due to Disability (as defined below), a pro-rata portion of the Shares of Restricted Stock that remain subject to the Restriction Period, if any, shall vest and become free of the forfeiture and transfer restrictions described in this Section 2, on the date of the Grantee’s termination of employment of service.  The pro-ration will be computed under the following formula:  [to be added based on vesting schedule]

(ii)                                Definition of Disability. The term “Disability” shall mean the Grantee’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate.

(iii)                            Termination due to Death.  Notwithstanding Section 2(a) above, if the Grantee’s employment or service as a Director, as the case may be, terminates due to the Grantee’s death while Shares of Restricted Stock are subject to a Restriction Period, the Restriction Period with respect to such Shares shall lapse, and the Shares shall vest and become free of the forfeiture and transfer restrictions described in this Section 2, on the date of the Grantee’s termination of employment or service.

(b)                                 Transfer Restrictions.  Shares of Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent such Shares are subject to a Restriction Period.

(c)                                  Lapse of Restrictions.  The Restriction Period shall lapse as to the Restricted Stock in accordance with the Notice of Restricted Stock Grant.  Subject to the terms of the Plan and Section 4(a) hereof, upon lapse of the Restriction Period, the Grantee shall own the Shares that are subject to this Agreement free of all restrictions otherwise imposed by this Agreement.

SECTION 3.                         BOOK ENTRY; DIVIDEND & VOTING RIGHTS

As soon as practicable following the grant of Restricted Stock, the Shares of Restricted Stock shall be registered in the Grantee’s name in book-entry form.

Except for the transfer restrictions, and subject to such other restrictions, if any, as determined by the Plan Administrator, the Participant shall have all other rights of a holder of Shares, including the right to receive dividends paid (whether in cash or property) with respect to the Restricted Stock and the right to vote (or to execute proxies for voting) such Shares.  Unless otherwise determined by the Plan Administrator, if all or part of a dividend in respect of the Restricted Stock is paid in Shares or any other security issued by the Company, such Shares or other securities shall be held by the Company subject to the same restrictions as the Restricted Stock in respect of which the dividend was paid.

SECTION 4.                         MISCELLANEOUS PROVISIONS

(a)                                 Tax Withholding.  Pursuant to Section 17.8 of the Plan, the Plan Administrator shall have the power and right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Grantee’s FICA obligations) required by law to be withheld with respect to this Award.  Unless the Plan Administrator in its sole discretion determines otherwise, the withholding requirement shall be satisfied by having the Company withhold Shares having a Fair Market Value equal to minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction.

(b)                                 Ratification of Actions.  By accepting this Agreement, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Restricted Stock Grant by the Company or the Plan Administrator.

(c)                                  Choice of Law.  This Agreement and the Notice of Restricted Stock Grant shall be governed by, and construed in accordance with, the laws of Texas, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Agreement or Notice of Restricted Stock Grant to be governed by or construed in accordance with the substantive law of another jurisdiction.

(d)                                 Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(e)                                                          References to Plan.  All references to the Plan shall be deemed references to the Plan as may be amended from time to time.

(f)                                   Section 409A Compliance.  This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Notice of Stock Option Grant or this Agreement, if at any time the Plan Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Plan Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Notice of Stock

Option Grant or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Plan Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.